UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2006 (August 11, 2005)
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

(1)          Amendment to Supplemental Officers Retirement Plan and Change in Control Severance Plan for Corporate Officers

On June 15, 2006 the Compensation Committee of the board of directors (the “Compensation Committee”) of Automatic Data Processing, Inc. (the “Company” or “ADP”) amended the Company’s Supplemental Officers’ Retirement Plan (“SORP”) to avoid including as “compensation” thereunder amounts received by participants under certain specified programs that were not intended to be part of a participant’s normal compensation metrics. In addition, the Compensation Committee amended the Company’s Change in Control Severance Plan for Corporate Officers in order to include the Company’s two new performance based restricted stock programs.

A copy of the amended SORP is attached as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference. A copy of the amended Change in Control Severance Plan for Corporate Officers is attached as Exhibit 10.10 to this Form 8-K and is incorporated herein by reference.

(2)	Growth Incentive Program

On August 11, 2005 the Compensation Committee approved a three year growth incentive program (“GIP”) for the Company under the Company’s 2001 Executive Incentive Compensation Plan. The GIP is a long-term incentive bonus program designed to focus ADP’s key executives on the goal of accelerating long-term revenue growth rates while delivering multi-year earnings per share growth, and provides participating senior executive officers with incentive compensation based upon the achievement of pre-established performance goals. The approved performance criteria include revenue growth, net operating income growth, sales growth and earnings per share growth.

The GIP is a three year program, with performance metrics set at the beginning of the program period. The program may be renewed in subsequent fiscal years for successive three year periods. Bonus targets for participants will be established at the beginning of the performance period based on a percentage of either beginning of period base pay or a participant’s starting annual bonus target. One-half of the target bonus will be paid if threshold financial performance is achieved and there is also attainment of revenue growth targets. The maximum payout for any participant will be 150% of target. Underachievement of either threshold financial performance or revenue growth targets will result in no bonus amount being paid. Management may modify the program, including redefining financial objectives, based on unforeseen business issues.

Each of Mr. Gary C. Butler, President and Chief Operating Officer, Mr. S. Michael Martone, Group President (Employer Services), Mr. Richard J. Daly, Group President (Brokerage Services) and Mr. John Hogan, Group President (Brokerage Services), each of whom was included as a “Named Executive Officer” in the Company’s 2005 annual proxy statement, participate in the GIP. Achievement of all of the performance objectives applicable to each

Named Executive Officer for the current three year program could result in maximum bonuses under the GIP in the following amounts:

Mr. Butler	$756,000
Mr. Martone	$483,300
Mr. Daly	$330,000
Mr. Hogan	$330,000

The Compensation Committee will determine whether the performance objectives were achieved after the end of the Company’s fiscal year 2008, and any bonus payments earned will be made early in fiscal year 2009.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description
10.4	Supplemental Officers’ Retirement Plan, as amended as of June 15, 2006 (Management Compensatory Plan)
10.10	Change in Control Severance Plan for Corporate Officers, as amended as of June 15, 2006 (Management Compensatory Plan)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2006

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ James B. Benson

Name: James B. Benson

Title:	Vice President

Exhibit Index

Exhibit Number	Description
10.4	Supplemental Officers’ Retirement Plan, as amended as of June 15, 2006 (Management Compensatory Plan)
10.10	Change in Control Severance Plan for Corporate Officers, as amended as of June 15, 2006 (Management Compensatory Plan)